UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2021

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2021, Organogenesis Holdings Inc. (the “Company”), Organogenesis Inc., and Prime Merger Sub LLC (collectively, the “Borrower”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) dated and effective as of May 5, 2021 with Silicon Valley Bank (“SVB”), as the Issuing Lender and Swingline Lender, the several other lenders from time to time party thereto (the “Lenders”), and SVB, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”). The Fifth Amendment amends the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 14, 2019, by and among the Company, the Issuing Lender and Swingline Lender, the Lenders and the Administrative Agent, that provides for a term loan and a revolving credit facility, by:

•

Setting the Minimum Trailing Twelve Month Consolidated Revenue (as defined in the Credit Agreement) requirements for the fiscal year ending December 31, 2021, tested quarterly, at the following levels: $265,589,489 for the trailing twelve months ending March 31, 2021; $269,601,318 for the trailing twelve months ending June 30, 2021; $306,135,527 for the trailing twelve months ending September 30, 2021; and $338,298,137 for the trailing twelve months ending December 31, 2021, with minimum revenue covenant levels for the quarterly periods ending March 31, 2022 and thereafter to be agreed between the Lenders and the Borrower no later than March 31 of each applicable fiscal year.

•

Setting the Minimum Trailing Twelve Month Non-PuraPly Revenue (as defined in the Credit Agreement) requirements for the fiscal year ending December 31, 2021, tested quarterly, at the following levels: $141,598,275 for the trailing twelve months ended March 31, 2021; $147,170,323 for the trailing twelve months ending June 30, 2021; $176,566,633 for the trailing twelve months ending September 30, 2021; and $205,350,818 for the trailing twelve months ending December 31, 2021, with minimum revenue covenant levels for the quarterly periods ending March 31, 2022 and thereafter to be agreed between the Lenders and the Borrower no later than March 31 of each applicable fiscal year.

The foregoing description of the Fifth Amendment is only a summary and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2021, the Company announced via press release its results for the fiscal first quarter ended March 31, 2021. A copy of the Company’s press release is hereby furnished to the Commission and incorporated herein by reference as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jon Giacomin to Board of Directors

On May 10, 2021, the Company announced that Jon Giacomin had been appointed by the board of directors to serve as an independent director of the Company on May 7, 2021 following the resignation of Mr. Mackie (described below). With Mr. Giacomin’s appointment, the number of directors remains eight. The board of directors also appointed Mr. Giacomin to be a member of the audit committee of the board of directors. Mr. Giacomin will receive the standard cash compensation for independent directors of the Company, including retainer fees for board and committee service. In addition, he received an award of 5,319 restricted stock units, which will vest in equal annual installments over three years. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of the Company’s Class A common stock. Mr. Giacomin will also have the benefit of the Company’s standard form of indemnification agreement.

A copy of the press release dated May 10, 2021 announcing the appointment of Mr. Giacomin is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Resignation of Wayne Mackie

On May 7, 2021, Wayne Mackie resigned as a member of the Company’s board of directors effective immediately. Prior to his resignation, Mr. Mackie also served as chair of the compensation committee of the board of directors and as a member of the audit committee of the board of directors. Mr. Mackie’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. In recognition of his service on the Company’s board of directors, the Company accelerated in full the vesting of Mr. Mackie’s equity awards.

On May 7, 2021, the Company’s board of directors also appointed Joshua Tamaroff as the chair of the compensation committee of the board of directors effective immediately. Following the changes to the board and committee composition described herein, the audit committee of the board of directors consists of Arthur S. Leibowitz (Chair), Jon Giacomin and Joshua Tamaroff and the compensation committee of the board of directors consists of Joshua Tamaroff (Chair), Alan A. Ades and Arthur S. Leibowitz.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement dated and effective as of May 5, 2021 among Organogenesis Holdings Inc., Organogenesis Inc. and Prime Merger Sub, LLC, collectively as borrower, and Silicon Valley Bank, in its capacity as the Issuing Lender and Swingline Lender, Silicon Valley Bank, as Administrative Agent, and Silicon Valley Bank and the other lenders listed therein, collectively as Lenders.

99.1	Press release dated May 10, 2021.

99.2	Press release dated May 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: May 10, 2021